EXHIBIT 21

                 SUBSIDIARIES OF THE GENLYTE GROUP INCORPORATED

                                DECEMBER 31, 1999

The Genlyte Group Incorporated has the following subsidiaries, 100% owned, except as noted:

Genlyte Thomas Group LLC, a Delaware limited liability company (68% owned)
         Diaman-Mexo, S.A. De C.V., a Mexican corporation
         Fibre Light U.S. LLC, a Delaware limited liability company (80% owned) Genlyte Thomas Exports Inc., a Barbados corporation
         Genlyte Thomas Group Nova Scotia ULC, a Nova Scotian unlimited liability company
                    GTG International Acquisitions LP, a Canadian limited
                      partnership
         Lumec Holding Corp., a Canadian corporation
                    Lumec, Inc., a Canadian corporation
                        Lumec-Schreder, Inc., a Canadian corporation (50% owned) Lightolier De Mexico, S.A. De C.V., a Mexican corporation
         Thomas De Mexico, S.A. De C.V., a Mexican corporation
         Thomas Schreder Co., a U.S. partnership (50% owned)
         Yamada Day-Brite, Ltd., a Japanese corporation (50% owned)
Genlyte Canadian Holdings, Inc., a Kentucky corporation
         GTG Intangible Holdings, LLP, a Kentucky limited liability partnership (68% owned)
                    Canlyte Inc., a Canadian corporation
                        Ledalite Architectural Products LP, a Canadian
                          limited partnership